UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

SILGAN HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22117	06-1269834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 12, 2011, Silgan Holdings Inc., a Delaware corporation (“Silgan”), and Graham Packaging Company Inc., a Delaware corporation (“Graham Packaging”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to certain conditions, Graham Packaging will merge with and into Silgan (the “Merger”), with Silgan surviving the Merger.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of Graham Packaging (“Graham Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Silgan or Graham Packaging, which will be cancelled, and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive (i) 0.402 shares of common stock, par value $0.01 per share, of Silgan (“Silgan Common Stock”) and (ii) $4.75 in cash, without interest (together, the “Merger Consideration”).

At the effective time of the Merger, each outstanding option under the equity-based compensation plans of Graham Packaging and its subsidiary, Graham Packaging Holdings Company (“Graham Holdings”), will be assumed by Silgan and be converted into options to purchase shares of Silgan Common Stock (an “Assumed Stock Option”) using an option exchange formula that values Graham Common Stock in accordance with the Merger Consideration. The Assumed Stock Options will be subject to the same terms and conditions as were applicable to the corresponding option to purchase Graham Common Stock or Graham Holdings’ partnership units immediately prior to the effective time of the Merger; provided, that each outstanding option granted prior to the date of the Merger Agreement will vest and become exercisable as of the effective time of the Merger to the extent contemplated by Graham Packaging’s and Graham Holdings’ equity compensation plans and options agreements adopted thereunder.

The Merger Agreement also provides for Silgan to make a cash payment of $245 million, at the effective time of the Merger, pursuant to contractual change in control provisions in Graham Packaging’s existing income tax receivable agreements with Blackstone Capital Partners III Merchant Banking Fund L.P. (“BCPM”) and GPC Holdings, L.P. These agreements were entered into in connection with Graham Packaging’s initial public offering in February 2010. Upon the making of these payments, these income tax receivable agreements will terminate.

Silgan and Graham Packaging have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and covenants not to engage in certain kinds of transactions during that period. Silgan and Graham Packaging have also covenanted to (i) each cause a stockholder meeting to be held to consider approval of the Merger Agreement, including, in the case of Silgan, the issuance of Silgan Common Stock in the Merger and an amendment to Silgan’s amended and restated certificate of incorporation to increase the number of directors that comprise the entire board of directors of Silgan (the “Silgan Board”) by two members, and (ii) to use reasonable best efforts to consummate the Merger and the transactions contemplated thereby. In addition, Graham Packaging has agreed not to solicit competing takeover proposals or, subject to certain exceptions and certain rights of Silgan as described in the Merger Agreement, enter into discussions or negotiations with respect thereto.

The Silgan Board and the board of directors of Graham Packaging (the “Graham Board”), as well as a special committee of independent, disinterested directors of Graham Packaging (the “Special

Committee”), have each unanimously approved the Merger Agreement. The Graham Board, acting upon the unanimous recommendation of the Special Committee, has agreed to recommend that the Graham Packaging stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. In addition, the Silgan Board has agreed to recommend that the Silgan stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the issuance of Silgan Common Stock and the amendment to Silgan’s amended and restated certificate of incorporation.

The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) approval of the stockholders of each of Silgan and Graham Packaging, (ii) expiration or termination of the Hart-Scott-Rodino Antitrust Improvements Act waiting period and the receipt of certain foreign antitrust approvals, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) effectiveness of a registration statement on Form S-4 registering the Silgan Common Stock to be issued in the Merger, (v) shares of Silgan Common Stock to be issued in connection with the Merger having been approved for listing on the Nasdaq Global Select Market, (vi) subject to certain exceptions, the accuracy of representations and warranties with respect to Silgan’s and Graham Packaging’s business, as applicable, and (vii) receipt of customary tax opinions. The consummation of the Merger is not conditioned upon receipt of financing by Silgan.

The Merger Agreement contains certain termination rights and provides that (i) upon the termination of the Merger Agreement due to a change in the recommendation of the Graham Board or the Special Committee in connection with a “Superior Proposal” or due to the acceptance by Graham Packaging of a “Superior Proposal,” Graham Packaging will be required to pay to Silgan a cash termination fee of $39.5 million and (ii) upon the termination of the Merger Agreement by Graham Packaging due to a breach by Silgan of its obligation to recommend that its stockholders adopt the Merger Agreement, Silgan will be required to pay to Graham Packaging a cash termination fee of $39.5 million. The Merger Agreement also provides that, upon termination of the Merger Agreement for certain material breaches, either of Silgan or Graham Packaging would be required to reimburse the other for its expenses in an amount not to exceed $12 million. In addition, in the event Silgan stockholders do not approve the Merger Agreement, Silgan must make a cash payment to Graham Packaging in an amount equal to $12 million for the reimbursement of Graham Packaging’s expenses.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Silgan, Graham Packaging or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Silgan or Graham Packaging. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Silgan or Graham Packaging.

Commitment Letter

In connection with the execution of the Merger Agreement, Silgan has obtained a financing commitment (the “Commitment Letter”) from Bank of America, N.A. (the “Initial Senior Lender”), pursuant to which the Initial Senior Lender has committed to provide, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as lead arranger for, (i) a new senior secured credit facility in an aggregate principal amount of up to $4 billion, consisting of a term loan A facility, a term loan B facility (which may be replaced, in part, by one or more senior note facilities) and a revolving credit facility, (ii) up to $500 million in senior unsecured bridge financing to repurchase any of Graham Packaging’s 8.25% senior unsecured notes in the event that any such notes should be tendered in connection with a change of control offer, and (iii) up to $400 million of senior subordinated bridge loans. It is anticipated that if Silgan were to issue senior notes it would not draw on the senior bridge facility, and if Silgan were to issue senior subordinated notes it would not draw on the senior subordinated bridge facility. The borrowings under the facilities contemplated by the Commitment Letter will be used to finance the transactions contemplated by the Merger Agreement, the repayment or redemption of certain existing indebtedness of Silgan and Graham Packaging, costs and expenses relating to the transactions contemplated by the Merger Agreement, and other general corporate purposes of the combined company after consummation of the Merger. The commitments of the Initial Senior Lender under the Commitment Letter are subject to conditions, including the absence of a Material Adverse Effect (as defined in the Merger Agreement) and the accuracy of certain other limited representations and other customary conditions.

Voting Agreements

Voting Agreement with respect to shares of Graham Common Stock

In connection with the execution of the Merger Agreement, Silgan entered into a Voting Agreement (the “Blackstone Voting Agreement”), dated as of April 12, 2011, with BCPM, Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. (collectively, the “Blackstone Entities”), pursuant to which the Blackstone Entities have agreed to vote their shares of Graham Common Stock (which represent, in the aggregate, approximately 61% of the outstanding shares of Graham Common Stock) in favor of the adoption of the Merger Agreement and against, among other things, a competing takeover proposal. In addition, the Blackstone Entities have agreed not to solicit competing takeover proposals or enter into discussions or negotiations with respect thereto. The Blackstone Entities entered into the Blackstone Voting Agreement solely in their capacity as stockholders of Graham Packaging.

The Blackstone Voting Agreement will terminate on the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement, (iii) a change by the Graham Board (upon the recommendation of the Special Committee) of its recommendation that Graham Packaging stockholders vote in favor of adoption of the Merger Agreement, (iv) the making of any amendment, waiver or modification to the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement or that otherwise adversely affects the Blackstone Entities in any material respect and (v) January 20, 2012.

Voting Agreements with respect to shares of Silgan Common Stock

In connection with the execution of the Merger Agreement, Graham Packaging entered into a Voting Agreement (together, the “Founder Voting Agreements”), each dated as of April 12, 2011, with each of (i) R. Phillip Silver, co-founder and Non-Executive Co-Chairman of Silgan, and certain of his affiliated entities (beneficial owners of approximately 16% of the outstanding shares of Silgan Common Stock), and (ii) D. Greg Horrigan, co-founder and Non-Executive Co-Chairman of Silgan, and certain of his affiliated entities (beneficial owners of approximately 13% of the outstanding shares of Silgan Common Stock) (collectively, the “Co-Founders”), pursuant to which the Co-Founders have agreed to vote their shares of Silgan Common Stock in favor of the adoption of the Merger Agreement. The Co-Founders entered into the Founder Voting Agreements solely in their capacity as stockholders of Silgan.

The Founder Voting Agreements will terminate on the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement, (iii) a change by the Graham Board (upon the recommendation of the Special Committee) of its recommendation that Graham Packaging stockholders vote in favor of adoption of the Merger Agreement, (iv) the making of any amendment, waiver or modification to the Merger Agreement that adversely affects the Co-Founders in any material respect and (v) January 20, 2012.

Stockholders Agreement and Letter Agreement

In connection with the execution of the Merger Agreement, BCPM, the Co-Founders and Silgan entered into a Stockholders Agreement (the “New Stockholders Agreement”), dated as of April 12, 2011, which agreement shall be effective only upon the consummation of the Merger. Pursuant to the New Stockholders Agreement, upon the consummation of the Merger, the Co-Founders have agreed to nominate an individual designed by BCPM (the “Designee”) for election as a member of the Silgan Board pursuant to the Co-Founders’ nomination rights under their existing stockholders agreement with Silgan (the “Existing Stockholders Agreement”), provided that the Designee is reasonably satisfactory to the Co-Founders, and to vote their shares of Silgan Common Stock in favor of the Designee when the Designee’s class of directors shall be up for election. BCPM’s right to designate a director for such nomination shall remain in effect until the date BCPM holds less than one-third of the number of shares of Silgan Common Stock held by it in the aggregate as of the effective time of the Merger.

Silgan and BCPM also entered into a Letter Agreement (the “Letter Agreement”), dated as of April 12, 2011, which agreement shall be effective only upon the consummation of the Merger. Pursuant to the Letter Agreement, (i) Silgan has agreed that in the event the Co-Founders no longer have a right to nominate all of the members of the Silgan Board under the Existing Stockholders Agreement, BCPM shall have the right to designate one nominee for election to the Silgan Board until the date BCPM holds less than one-third of the number of shares of Silgan Common Stock held by it in the aggregate as of the effective time of the Merger, and (ii) until such time as BCPM beneficially owns less than 5% of Silgan’s outstanding voting securities, BCPM has agreed that (a) without the prior written consent of the Silgan Board, neither it nor its affiliates will purchase any equity securities of Silgan, submit a proposal for or enter into a transaction with Silgan involving the acquisition of ownership of any Silgan securities or take certain other actions and (b) it will vote its shares of Silgan Common Stock for certain matters in the manner prescribed therein.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Silgan entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of April 12, 2011, with the Blackstone Entities relating to the shares of Silgan Common Stock to be issued as part of the Merger Consideration under the Merger Agreement, which agreement shall be effective only upon the consummation of the Merger. Pursuant to the Registration Rights Agreement, the Blackstone Entities shall have certain demand registration rights and piggyback rights upon the terms and subject to the conditions set forth therein.

The foregoing summaries of the Merger Agreement, the Commitment Letter, the Blackstone Voting Agreement, each of the Founder Voting Agreements, the New Stockholders Agreement, the Letter

Agreement, and the Registration Rights Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, and incorporated herein by reference.

Forward Looking Statements

Information provided and statements contained in this document that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this document, and Silgan and Graham Packaging assume no obligation to update the information included in this document. Such forward-looking statements include information concerning Silgan’s or Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximately,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions and may include, but are not limited to, statements about the benefits of the proposed merger between Silgan and Graham Packaging, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Silgan’s and Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Silgan’s and Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which Silgan and Graham Packaging do business; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the risk that a regulatory approval may be obtained subject to conditions; the risk that financing for the transaction may not be available on favorable terms; and Silgan’s and Graham Packaging’s ability to accurately predict future market conditions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Silgan’s 2010 Annual Report on Form 10-K, Graham Packaging’s 2010 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (“SEC”) available at the SEC’s website (http://www.sec.gov). Although Silgan and Graham Packaging believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Silgan and Graham Packaging also disclaim any obligation to update their view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this document.

Additional Information and Where to Find It

The proposed merger transaction involving Silgan and Graham Packaging will be submitted to the respective stockholders of Silgan and Graham Packaging for their consideration. In connection with the proposed merger, Silgan will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Silgan and Graham Packaging to be filed with the SEC, and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC as well. Silgan and Graham Packaging urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Silgan at 4 Landmark Square, Suite 400, Stamford, CT 06901, or from Graham Packaging at 2401 Pleasant Valley Road, York, PA 17402.

Participants in Solicitation

Silgan, Graham Packaging and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Silgan and Graham Packaging in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Silgan and Graham Packaging in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Silgan’s executive officers and directors in its definitive proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 29, 2010. You can find more information about Graham Packaging’s executive officers and directors in its definitive proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 30, 2010. You can obtain free copies of these documents from Silgan and Graham Packaging using the contact information above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 12, 2011, between Silgan Holdings Inc. and Graham Packaging Company Inc.

10.1	Amended and Restated Commitment Letter, dated April 12, 2011, by and among Silgan Holdings Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2	Voting Agreement, dated as of April 12, 2011, among Silgan Holdings Inc., Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P.

10.3	Voting Agreement, dated as of April 12, 2011, among Graham Packaging Company Inc., R. Philip Silver, Robert Philip Silver 2010 Grantor Retained Annuity Trust, Robert Philip Silver May 2008 Five- Grantor Retained Annuity Trust, Robert Philip Silver 2002 GRAT Article III Trust for Benefit of Spouse and Descendants, Article III Family Trust UAD 02/24/09 FBO Peter M. Silver and Descendants and Article III Family Trust UAD 02/24/09 FBO P. Tyler Silver and Descendants

10.4	Voting Agreement, dated as of April 12, 2011, among Graham Packaging Company Inc., D. Greg Horrigan, Pay It Forward Foundation, Horrigan 2009 Eleven Year Grantor Retained Annuity Trust, Horrigan 2009 Ten Year Grantor Retained Annuity Trust, Horrigan 2009 Nine Year Grantor Retained Annuity Trust, and Horrigan Family Limited Partnership

10.5	Stockholders Agreement, dated as of April 12, 2011, among R. Philip Silver, D. Greg Horrigan, Blackstone Capital Partners III Merchant Banking Fund L.P. and Silgan Holdings Inc.

10.6	Letter Agreement, dated as of April 12, 2011, by and between Blackstone Capital Partners III Merchant Banking Fund L.P. and Silgan Holdings Inc.

10.7	Registration Rights Agreement, dated as of April 12, 2011, among Silgan Holdings Inc., Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: April 18, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 12, 2011, between Silgan Holdings Inc. and Graham Packaging Company Inc.

10.1	Amended and Restated Commitment Letter, dated April 12, 2011, by and among Silgan Holdings Inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2	Voting Agreement, dated as of April 12, 2011, among Silgan Holdings Inc., Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P.

10.3	Voting Agreement, dated as of April 12, 2011, among Graham Packaging Company Inc., R. Philip Silver, Robert Philip Silver 2010 Grantor Retained Annuity Trust, Robert Philip Silver May 2008 Five- Grantor Retained Annuity Trust, Robert Philip Silver 2002 GRAT Article III Trust for Benefit of Spouse and Descendants, Article III Family Trust UAD 02/24/09 FBO Peter M. Silver and Descendants and Article III Family Trust UAD 02/24/09 FBO P. Tyler Silver and Descendants

10.4	Voting Agreement, dated as of April 12, 2011, among Graham Packaging Company Inc., D. Greg Horrigan, Pay It Forward Foundation, Horrigan 2009 Eleven Year Grantor Retained Annuity Trust, Horrigan 2009 Ten Year Grantor Retained Annuity Trust, Horrigan 2009 Nine Year Grantor Retained Annuity Trust, and Horrigan Family Limited Partnership

10.5	Stockholders Agreement, dated as of April 12, 2011, among R. Philip Silver, D. Greg Horrigan, Blackstone Capital Partners III Merchant Banking Fund L.P. and Silgan Holdings Inc.

10.6	Letter Agreement, dated as of April 12, 2011, by and between Blackstone Capital Partners III Merchant Banking Fund L.P. and Silgan Holdings Inc.

10.7	Registration Rights Agreement, dated as of April 12, 2011, among Silgan Holdings Inc., Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P.